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Exhibit  99.2



                      [Impact Venture Partners letterhead]


December  17,  2002



Aaron  Dobrinsky,  Chairman  and  CEO
GoAmerica,  Inc.
433  Hackensack  Avenue
Hackensack,  NJ  07601

Dear  Aaron,

Due to a number of pressing commitments, I feel that I can no longer commit the time and energy necessary to serve as a member of the Board of Directors of GoAmerica. Accordingly, please consider this letter to be my resignation from the Board of Directors of GoAmerica, effective as of the date hereof.

Please be assured that I have no disagreement with GoAmerica on any matter relating to the Company's operations, policies or practices. I wish GoAmerica a successful future.

Sincerely,

/s/  Adam  Dell

Adam  Dell



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